SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 18, 2004

(Date of earliest event reported): October 14, 2004

PEC SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-30271	54-1339972
(Commission File No.)	(IRS Employer Identification No.)

12730 Fair Lakes Circle Fairfax, Virginia 22033
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 679-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01  Other Events.

PEC Solutions, Inc. (“PEC”) has been notified by the Drug Enforcement Administration within the U.S. Department of Justice (“DEA”) that PEC was not selected to receive a follow-on procurement for a component of PEC’s current support to DEA.

Management does not expect that this loss will have a material adverse affect on the company’s financial results.   The loss does not affect previously issued earnings guidance.   The company estimates the maximum impact to 2005 earnings to be approximately 1 to 2 cents per share.  From a revenue perspective, the follow-on procurement was reflected in PEC’s pipeline as representing approximately $10 million in potential revenue for 2005.

PEC provides services to several offices within DEA under a variety of programs that are not impacted by this particular follow-on procurement.  In addition, PEC expects to continue to perform under the current program through at least the end of November 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEC SOLUTIONS, INC.

Date: October 18, 2004	By:	/s/ Stuart R. Lloyd
Stuart R. Lloyd
Chief Financial Officer, Senior Vice President, Treasurer and Director (Principal Financial Officer and Accounting Officer)